MANNING ELLIOTT
CHARTERED ACCOUNTANTS
11th Floor, 1050 West Pender Street
Vancouver, BC Canada V6E 3S7

                        CONSENT OF INDEPENDENT AUDITORS

Sierra Gigante Resources, Inc.

We have issued our report dated July 27, 2001, relating to the financial statements of Sierra Gigante Resources, Inc. for the years ended May 31, 2001 and May 31, 2000 appearing in the Company's Form 10-KSB. Such reports have been incorporated by reference in this registration statement. We consent to the incorporation by reference in this registration statement on Form S-8 of the aforementioned reports.

Elliott, Tulk, Pryce, Anderson
Charter Accountants


By: /s/ Manning Elliott
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        CHARTERED ACCOUNTANTS

Vancouver, BC
February 21, 2002